FOR IMMEDIATE RELEASE

SI FINANCIAL GROUP, INC.
ANNOUNCES STOCKHOLDER AND
REGULATORY APPROVALS OF MERGER

Willimantic, Connecticut, August 21, 2013 — SI Financial Group, Inc. (Nasdaq: SIFI), the holding company for Savings Institute Bank and Trust Company, announced today that it has received all necessary regulatory and shareholder approvals to complete its previously announced acquisition of Newport Bancorp, Inc. The transaction is expected to close on September 6, 2013, subject to the satisfaction of customary closing conditions.

About SI Financial Group, Inc.

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its twenty branch locations, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

Forward-Looking Statements

This news release contains certain forward-looking statements about the proposed merger of SI Financial Group and Newport Bancorp. These statements include statements regarding the anticipated closing date of the transaction. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger and other risks and uncertainties disclosed from time to time in documents that SI Financial Group files with the Securities and Exchange Commission. For any forward-looking statements made in this press release or in any documents, SI Financial Group claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contact Information

For SI Financial Group:

Rheo A. Brouillard
President and Chief Executive Officer
(860) 423-4581